EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Form 10-K of our report dated March 19, 2010 relating to the consolidated financial statements for the years ended December 31, 2009 and 2008 of America’s Suppliers, Inc.

/s/ Malone Bailey, LLP

Houston, TX
March 19, 2010